UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2011 (October 5, 2011)

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173250, 333-173254 and 333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

In anticipation of attendance by its senior management at an investor conference on October 6, 2011, Realogy Corporation (the “Company” or “Realogy”) today announced that on a preliminary basis its unaudited results for the third quarter of 2011 were as follows:

•	Revenue for the third quarter 2011 was approximately $1.2 billion;

•	Net loss attributable to Realogy for the third quarter 2011 was approximately $30 million;

•	EBITDA before restructuring and other items was approximately $185 million for the third quarter 2011;

•

At September 30, 2011, Realogy’s senior secured leverage ratio under its senior secured credit facility is expected to be in the range of approximately 4.10 to 1 — 4.20 to 1, below the maximum ratio of 4.75 to 1 necessary to be in compliance with the terms of its senior secured credit facility. The Company also expects to be in compliance with that ratio for the foreseeable future;

•

Realogy’s third quarter 2011 homesale transactions increased by 10% year-over-year at the Realogy Franchise Group (“RFG”), the Company’s real estate franchise services segment, and by 17% year-over-year at NRT LLC (“NRT”), the Company’s owned real estate brokerage unit, compared to the third quarter of 2010;

•	Realogy’s third quarter 2011 average homesale price declined 1% at RFG and 6% at NRT compared to the third quarter of 2010; and

•

At September 30, 2011, the Company had borrowings of $50 million under its $652 million revolving credit facility and $113 million of outstanding letters of credit drawn against the facility; in October 2011, the Company expects to borrow additional funds under the revolving credit facility to fund interest payments of approximately $215 million due on its Unsecured Notes and Second Lien Loans (as those terms are defined in the Company’s SEC filings).

EBITDA and EBITDA before restructuring and other items are non-GAAP financial measures. Exhibit 99.1, which is incorporated herein by reference, sets forth a definition of EBITDA and EBITDA before restructuring and other items , a reconciliation of the preliminary third quarter 2011 EBITDA and EBITDA before restructuring and other items to net loss and the Company’s explanation of why it believes the use of these non-GAAP measures is useful to investors.

The foregoing preliminary estimated financial results for third quarter 2011 were prepared by management and are unaudited. The preliminary 2011 third quarter financial results have not been finalized by management and are subject to revision pending the completion of the accounting and financial reporting processes necessary to complete the Company’s financial closing procedures and financial statements for the Company’s 2011 third quarter. The preliminary 2011 third quarter results have not been reviewed by Realogy’s independent registered public accounting firm. When the Company’s actual 2011 third quarter results are finalized, they will be reviewed and will include any adjustments necessary, in the opinion of management, for a fair presentation of such information. Realogy’s actual third quarter 2011 results could vary materially from those included in this report.

The Company does not currently expect to update the preliminary 2011 third quarter financial information prior to the release of its third quarter 2011 financial results. Realogy expects to release its third quarter 2011 financial results and file its Form 10-Q for the three months ended September 30, 2011 on November 1, 2011 and hold an investor webcast that same day.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Preliminary Third Quarter 2011 Results – Reconciliation of Net Loss attributable to Realogy to EBITDA and EBITDA before restructuring and other items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates” and “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s substantial amount of outstanding debt; constraints on the Company’s liquidity; variable rate indebtedness which subjects the Company to interest rate risk; the Company’s ability to comply with the affirmative and negative covenants contained in the Company’s debt agreements; adverse developments or the absence of improvement in the residential real estate markets, including, but not limited to, the lack of sustained improvement in the number of homesales and/or further declines in home prices, low levels of consumer confidence, the impact of the ongoing or future recessions and related high levels of unemployment in the U.S. and abroad, continuing high levels of foreclosures, and reduced availability of mortgage financing or financing availability at rates not sufficiently attractive to homebuyers; seasonal fluctuations in the residential real estate brokerage business; the final resolution or outcomes with respect to Cendant’s contingent liabilities; adverse developments or the absence of sustained improvement in general business, economic and political conditions, including, but not limited to, changes in short-term or long-term interest rates, or any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets; the Company’s failure to enter into or renew franchise agreements, maintain its brands or the inability of franchisees to survive the current real estate cycle; the Company’s inability to realize benefits from future acquisitions; the Company’s inability to sustain improvements in its operating efficiency; adverse results in litigation or regulatory proceedings; and the Company’s inability to access the capital and/or securitization markets.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s Prospectus dated June 16, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and in its other periodic reports filed from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. Except for its ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief
Financial Officer and Treasurer

Date: October 5, 2011

EXHIBIT INDEX

Number	Exhibit

99.1	Preliminary Third Quarter 2011 Results – Reconciliation of Net Loss attributable to Realogy to EBITDA and EBITDA before restructuring and other items.